EXHIBIT 99.1

Sponsors Seek Early Liquidation
of Austerlitz Acquisition Corporation II

Las Vegas, October 3, 2022 – Cannae Holdings, Inc. (NYSE: CNNE) and Trasimene Capital Management, sponsors (the “Sponsors”) of Austerlitz Acquisition Corporation II (NYSE: ASZ, or the “Company”), a special purpose acquisition company (“SPAC”), are seeking approval of the Company’s shareholders to redeem its outstanding Class A ordinary shares (the “Public Shares”) for cash held in its trust account prior to December 31, 2022. ASZ expires by its terms on March 2, 2023 (the “24-Month Deadline”). The Sponsors believe that consummation of a suitable merger is highly improbable, and it is therefore in shareholders’ best interests to return the cash in trust within calendar 2022 rather than wait for expiration in 2023.

Since the Company’s IPO, the Sponsors reviewed hundreds of potential merger partners and have had substantive negotiations with dozens of them. Despite these extensive efforts, the Sponsors have not secured and do not seek a merger partner. Some prospective partners did not meet the Sponsors’ investment criteria, and some pursued other strategic options like an IPO or full or partial sale. Some eventually declined to merge with ASZ due to poor stock price performance in the SPAC and IPO markets.

The Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “Commission”) containing proposals to amend its Articles of Association and the Investment Management Trust Agreement to allow the Company to commence liquidation without a business combination and before the 24-Month Deadline.

The Sponsors will seek shareholders favorable vote at a special meeting of shareholders in November 2022. As part of that process, the holders of Public Shares will have an opportunity to submit their shares for voluntary redemption.

Funds held in trust today are $1,380.0 million. Accordingly, the Company expects to return $10.00 per Public Share to the holders.

Austerlitz Acquisition Corporation II

Austerlitz Acquisition Corporation II is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent reports filed with the Commission from time to time. Copies of such filings are available on the Commission’s website, www.sec.gov. The Company and the Sponsors undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

Source: Austerlitz Acquisition Corporation II